Rule 424(b)(3)
                                                    Registration No. 333-68885

PRICING SUPPLEMENT NO. 1 DATED JUNE 9, 1999

(To Prospectus Dated January 5, 1999 as supplemented by Prospectus Supplement Dated May 7, 1999)


                               U. S. $400,000,000
                                CSX CORPORATION

                          Medium-Term Notes, Series C


Principal Amount:  $250,000,000         Redemption Terms (at option of CSX)
                   ------------            [X] Not redeemable prior to Stated
                                               Maturity
Issue Price (Dollar Amount and             [ ] Redeemable in accordance with the
Percentage of Principal Amount):               following terms:
$250,000,000; 100%
------------------                      Repayment Terms (at option of the
                                        Holder):
Settlement Date (Issue Date):
6/11/1999                               [X] Not repayable prior to Stated
---------                                   Maturity
                                        [ ] Repayable in accordance with the
Stated Maturity:  6/15/2000                 following terms:
                  ---------
                                        Sinking Fund Provisions:
Type of Note:                           [X} None
[ ] Fixed Rate Note                     [ ] Applicable in accordance with the
[X] Floating Rate Note                      following terms
[ ] Inverse Floating Rate Note
[ ] Zero Coupon Note                    Specified Currency (U.S. dollars, unless
[ ] Foreign Currency Note               otherwise indicated):
[ ] Indexed Note                                             -------------------

Form:                                   Agents: Goldman Sachs
                                                -------------
[X] Book Entry
[ ] Definitive                          Agents acting in capacity indicated
                                        below:
CUSIP No:  12641L  BW 2
           ------------                 [X] As Agent
                                        [ ] As Principal
Interest Rate Index:  LIBOR - Telerate
                      ----------------
                                        Agent's Commission:  $- 0 -
Index Maturity:  3 months                                    -------
                 --------
                                        Net Proceeds to CSX: $250,000,000
Spread:  Plus 28 Basis Points                                 -----------
         --------------------
                                        Other:

Designated LIBOR Page:  3750
                        ----

Initial Interest Rate: 5.38%
                       -----

Interest Payment Dates:  Quarterly on
                         ------------
the 15th day of each March, June,
---------------------------------
September and December
----------------------

Interest Reset Dates:  Quarterly on
                       ------------
the 15th day of each March, June,
---------------------------------
September and December
----------------------

Interest Determination Dates:  2nd
                               ---
London Market Day preceding Interest
------------------------------------

Reset Date
----------